February 17, 2003

Re:	The Henlopen Fund

In response to item 77c we incorporate by reference from proxy material filed on submission type DEFA14A on September
25, 2002 for file #811-07168 Accession number 0000897069-02-
000709.

In response to matters submitted to a shareholder vote, a special meeting of shareholders of The Henlopen Fund was held on October 15, 2002 the following matters were approved:

1.	With respect to the Fund, a proposal to amend Section
11.4(b) for the Fund's Trust Instrument relating to reorganizations of series of the Fund by creating a new series, by merging any series with any other series, merge the Fund or any other series with another registered investment company, or liquidate or dissolve the Fund or any other series without obtaining shareholder approval as follows:

	Affirmative		1,620,298.700
	Against		  280,959.094
	Abstain		   56,074.258
	Broker Non-votes	  998,966.000
	Total			2,956,298.052

In response to matters submitted to a shareholder vote, a special meeting of shareholders of The Henlopen Fund was held on October 15, 2002 the following matters were not approved:

1.	With respect to the Fund, a proposal to approve a
fundamental investment restriction No. 1 to allow a change in policy to permit the Fund to sell securities short to the extent permitted by the 1940 Act as follows:

	Affirmative 	1,705,256.738
	Against		  203,108.388
	Abstain		   48,966.926
	Broker Non-votes	  998,966.000
	Total			2,956,298.052

2.	With respect to the Fund, a proposal to approve a
fundamental investment restriction No. 2 to the extent permitted by the Investment Company Act of 1940, (a) borrow money, (b) issue senior securities and (c) pledge all or any part of its assets as follows:

	Affirmative 	1,710,934.191
	Against		  195,785.564
	Abstain		   50,612.297
	Broker Non-votes	  998,966.000
	Total			2,956,298.052

3.	With respect to the Fund, a proposal to approve a
fundamental investment restriction No. 4 to the extent permitted by the Investment Company Act of 1940, purchase securities of other investment companies as follows:

	Affirmative 	1,726,071.885
	Against		  178,078.332
	Abstain		   53,181.835
	Broker Non-votes	  998,966.000
	Total			2,956,298.052